Exhibit 4.2

SUPER VALU STORES, INC.,
Issuer

AND

BANKERS TRUST COMPANY,
Trustee

____________________

FIRST SUPPLEMENTAL INDENTURE

TO

Indenture Dated as of July 1, 1987

____________________

Dated as of August 1, 1990

FIRST SUPPLEMENTAL INDENTURE, dated as of August 1, 1990, between SUPER VALU STORES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 11840 Valley View Road, Eden Prairie, Minnesota 55344, and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).
RECITALS
The Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of July 1, 1987 (herein called the “Indenture”), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”) may be issued from time to time. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Indenture in order to facilitate the issuance of medium-term notes and to permit the Company to elect that the Securities of any series be issued, in whole or in part, in book-entry-only form.
Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.
The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this First Supplemental Indenture is authorized or permitted by the

Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this First Supplemental Indenture has been authorized.
All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.
NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities and any coupons appertaining thereto by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of any series thereof or of any coupons appertaining thereto, as follows:
ARTICLE ONE
SECTION 101. Section 101 of the Indenture is hereby amended to include therein the following provisions:
(a)    After the definition of Defaulted Interest:
“‘Depositary’ means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.”

(b)    After the definition of Funded Debt:
“‘Global Security’ means a Security bearing the legend specified in Section 204 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. Unless otherwise specified, references to a permanent global security in this Indenture shall include any Global Security.”
SECTION 102. With respect to Securities of a series all or part of which is represented by a Global Security, Section 203 of the Indenture shall not apply.
SECTION 103. Section 204 of the Indenture is amended to read in its entirety as follows:
“Section 204. Form of Legend for Global Securities.
Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:
‘This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.’”
SECTION 104. Section 301 of the Indenture is hereby amended as set forth:

(a)    The phrase “, subject to Section 303,” is inserted (i) after the phrase “pursuant to a Board Resolution and” and before the phrase “set forth or determined in the manner provided” in the second paragraph of Section 301 and (ii) after the phrase “Board Resolution referred to above and” and before the phrase “set forth in the Officers’ Certificate” in the penultimate paragraph of Section 301.
(b)    The phrase “and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder” is inserted after the number “1107” and before the punctuation “);” of Section 301(2).
(c)    Immediately after the phrase “whether any Securities of the series are to be issuable” in Section 301(3), the following phrase replaces the remainder of Section 301(3) in its entirety: “in whole or in part in the form of one or more Global Securities and, if so, (a) the Depositary with respect to such Global Security or Securities and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in Section 305;”.
(d)    the phrase “initial authentication of Securities of that series.” replaces the phrase “delivery of the Officers’ Certificate setting forth the terms of the series.” in the last paragraph of Section 301.
SECTION 105. Section 303 of the Indenture is amended to include therein the following provisions:
(a)    Immediately after the fourth paragraph thereof;

“Notwithstanding the provisions of Section 301 of this Section, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to this Section at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.”
(b)    At the end of the final paragraph thereof: “Notwithstanding the foregoing, if any Security shall have been authenticated hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”
SECTION 106. Section 305 of the Indenture is amended as follows:
(a)    The phrase “in the last paragraph of this Section and” is inserted after the phrase “except as otherwise specified” and before the phrase “as contemplated by” in the first sentence of the sixth paragraph thereof.
(b)    The following paragraph is appended to the end thereof:
“Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any Global Security shall be exchangeable pursuant to this Section 305 or Sections 304, 306, 906 or 1107 for Securities registered in the name of, and a transfer of a Global Security of any series may be registered to, any Person other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, such Global Security may be exchanged for Securities registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary, in the case of an exchange, and the Company, in the case of a transfer, shall direct. Notwithstanding any other provision of this Indenture, any Security authenticated and delivered upon registration of transfer of any Global Security shall also be a Global Security and bear the legend specified in Section 204.
SECTION 107. The following paragraph is inserted immediately before the last paragraph of Section 308 of the Indenture:

“No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.”
SECTION 108. Section 309 of the Indenture is amended by inserting the phrase “and may deliver to the Trustee (or any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold,” after the word “whatsoever” in the third sentence thereof.
SECTION 109. With respect to any series of Securities issued after August 1, 1990, Section 310 of the Indenture is amended by inserting the phrase “360-day” prior to the word “year”.
SECTION 110. Section 1107 of the Indenture is amended to read in its entirety as follows:
“SECTION 1107. Securities Redeemed in Part.
Any Registered Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, that if a Global Security is so surrendered, such a new Registered Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.”
ARTICLE TWO
SECTION 201. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
____________________

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
SUPER VALU STORES, INC.

By:
David A. Cairns
Vice President and Treasurer
[Seal]
Attest:

James A. Strom
Secretary

BANKERS TRUST COMPANY

By

[Seal]
Attest:

STATE OF MINNESOTA    )
: ss.:
COUNTY OF HENNEPIN    )

On the _____ of August, 1990, before me personally came David A. Cairns, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of Super Valu Stores, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public

STATE OF NEW YORK    )
: ss.:
COUNTY OF NEW YORK    )

On the _____ of August, 1990, before me personally came Jean O’Keefe, to me known, who, being by me duly sworn, did depose and say that she is Assistant Vice President of Bankers Trust Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

Notary Public